Exhibit 99.1

GoodRx Appoints Kelly J. Kennedy to Board of Directors

Former Chief Financial Officer of The Honest Company brings over 25 years of experience across retail and consumer brands

SANTA MONICA, Calif. – December 22, 2023 – GoodRx (Nasdaq: GDRX), a leading resource for healthcare savings and information, today announced the election of Kelly J. Kennedy to its Board of Directors. Kennedy will serve as a member of the Board’s audit committee and fill the seat left vacant by Jacqueline Kosecoff earlier this year.

With over 25 years of experience serving in senior financial roles for leading retail and consumer brands, Kennedy brings extensive experience overseeing risk assessment management and financial reporting at large public companies. Currently, Kennedy serves as Chief Financial Officer for Willow Innovations, which launched the world’s first wearable breast pump. Previously, she served as Chief Financial Officer at The Honest Company, a digital-first consumer goods company, and as Chief Financial Officer of The Bartell Drug Company, a large family-owned pharmacy chain, from September 2018 until its sale to Rite Aid in December 2020.

“Kelly has served at the helm of some of today’s highly notable brands and we believe she will bring invaluable experience to GoodRx as we continue to look for ways to strengthen and grow our business,” said Trevor Bezdek, co-founder and Chairman of GoodRx. “I look forward to working alongside her as we propel the company forward in 2024 and beyond.”

In addition to her role on the GoodRx Board, Kennedy will continue serving on the boards of Vital Farms, an ethical food company; FirstFruit Farms, a premier grower, packer and shipper of apples; Rad Power Bikes, an electric bike brand; and Skinny Mixes, a producer of cocktail mixes and coffee syrups.
About GoodRx
GoodRx is a leading resource for healthcare savings and information that makes healthcare affordable and convenient for all Americans. We offer consumers free access to transparent and lower prices for brand and generic medications, affordable and convenient medical provider consultations via telehealth, and comprehensive healthcare research and information. Since 2011, we have helped consumers save over $65 billion and are one of the most downloaded medical apps over the past decade.
GoodRx periodically posts information that may be important to investors on its investor relations website at https://investors.goodrx.com. We intend to use our website as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors and potential investors are encouraged to consult GoodRx’s website regularly for important information, in addition to following GoodRx’s press releases, filings with the Securities and Exchange Commission (the “SEC”) and public conference calls and webcasts. The information contained on, or that may be accessed through, GoodRx’s website is not incorporated by reference into, and is not a part of, this press release.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the benefits of, and anticipated contributions from, Kelly J. Kennedy in her new directorship. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed under the caption “Risk Factors” in GoodRx’s Annual Report on Form 10-K for the year ended December 31, 2022, as updated by GoodRx’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and our other filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.